EXHIBIT 99.1

[OPEN TEXT CORPORATION LOGO]

Open Text Reports Highest Revenue and Profit In Company History

Revenue Grows 28%, Adjusted EPS of $0.47, Company Raises Guidance

WATERLOO, ON —August 14th, 2003- Open Text™ Corporation (Nasdaq: OTEX; TSX: OTC), an enterprise content management (ECM) vendor and provider of Livelink®, the leading collaboration and knowledge management software for the global enterprise, today announced financial results for its fourth quarter and fiscal year ended June 30, 2003.(1)

Financial Highlights

Revenue and adjusted net income both represent the highest quarterly and annual results ever reported in the Company’s history. Total revenue for the quarter was $53.1 million, up 28% from the same quarter in the previous year, driven by strong license revenue of $24.1 million, up 21%. Total revenue for the year of $177.7 million also represents a record for the Company, an increase of 15% over fiscal 2002.

Net income for the fourth quarter in accordance with US GAAP was a record $9.4 million, or $0.45 EPS (diluted earnings per share) up 32% from the fourth quarter a year ago. Open Text reported fourth quarter adjusted net income(2) of $9.8 million and adjusted EPS of $0.47, up 34% from the same quarter a year ago. This marks the 18th consecutive quarter of US GAAP profit.

Net income for the fiscal year in accordance with US GAAP was $27.8 million, or $1.34 (diluted) EPS up 72% from fiscal 2002. Open Text reported adjusted net income for the year of $28.2 million and adjusted EPS of $1.36, up 33% from fiscal 2002.

The Company generated operational cash flow of $8.1 million for the quarter, totaling $40.0 million for fiscal 2003. This marks the 17th consecutive quarter of positive operating cash flow.

“We are pleased with our overall performance for the quarter and year end. Driven by strength in government, pharmaceutical and financial services industries, the increased demand for Open Text’s products has resulted in the best quarterly results ever reported in the Company’s history,” said Tom Jenkins, CEO of Open Text. “Our product Livelink is the leader in collaboration and knowledge management, delivering compliance management solutions which provide a rapid return on investment. These solutions satisfy high profile needs in the global marketplace and provides Open Text with a solid and sustainable business model. In the June quarter we had the highest revenue growth and the highest profitability of all the major participants in our ECM sector. Our profitability was more than double that of all our major competitors in the ECM sector combined.”

At fiscal year end, deferred revenue was $39.8 million, up $15.9 million or 66% over a year ago. Livelink maintenance renewal rates continue to be consistently strong with over 90% retention for the fourth quarter and full year. Accounts receivable as of June 30, 2003 was $35.9 million, resulting in days sales outstanding (DSO) of 61 days, down 11 days from a year ago. As of June 30, 2003, cash was $116.6 million or $5.96 per share. The Company has no debt or convertible debt.

New Accounts Continue to Drive License Revenue

During the fourth quarter, 74% of all license revenue was generated from new accounts. There were five transactions over one million dollars in the quarter. Open Text’s global customers also drove the financial results by continued enterprise-wide adoptions. Customers buying in the fourth quarter included: United States Air Force, United States Army, Quintiles, Deutsche Telekom and Wells Fargo. Revenue results for the quarter were broadly based, with 56% of the Company’s revenue originated from North America, 40% from Europe and 4% from the Middle East and Asia.

Guidance for Fiscal Year 2004

Open Text is increasing revenue guidance for fiscal 2004 to an approximate 20% annual growth rate, which represents approximately $215 million of revenue. The Company is increasing after tax adjusted earnings guidance to $1.30 (diluted) EPS for fiscal 2004 assuming a 35% tax rate.

Open Text also expects operational cash flow of $50 million in fiscal 2004. The Company has approximately 19 million shares outstanding and approximately 21 million fully diluted shares outstanding.

Fourth Quarter and Year in Review

1.    Open Text Introduces Livelink Corporate Governance Platform for Sarbanes-Oxley

The Company announced a corporate governance platform for Livelink, giving companies a single system to manage critical information and collaboration in the face of detailed Sarbanes-Oxley regulations. The solution offers a Web-based regulatory compliance infrastructure that companies can deploy quickly to track, report and manage the regulatory processes associated with corporate governance. Open Text’s solution is designed to reduce the risks and uncertainty associated with a law that is ushering in the most radical changes to corporate governance in 70 years. The solution integrates Livelink’s collaboration tools, auditable workflows and process controls, document and records management, e-mail management, and certification and training delivery.

For more information please see the press release at:

http://www.opentext.com/news/pr.html?id=1368

2.    Livelink Solution for Financial Services Targets Regulatory Compliance

Open Text also announced a Livelink solution to help financial institutions manage critical information in the face of tough new industry regulations. The solution will give companies a Web-based regulatory compliance infrastructure they can deploy quickly to track, report and manage all the documents and data required for compliance, as well as manage employee training, licensing and certification.

For more information please see the press release at:

http://www.opentext.com/news/pr.html?id=1349

3.    Roche Streamlines Pharmaceutical Development with Livelink

Providing a single point of access to training information, compliance programs, as well as a broad range of documents relevant for teams during the routine processes of daily work, Livelink helps improve efficiency at each stage—from conception to marketing—of Roche’s new pharmaceutical product development cycles.

For more information please see the press release at:

http://www.opentext.com/news/pr.html?id=1352

4.    Open Text Extends Enterprise Content Integration for Livelink

The Company announced it will extend the capabilities of its content integration platform Livelink Doorways™ to FileNet and Hummingbird repositories. Livelink Doorways, which also offers access to Documentum repositories, and a variety of file systems, including Microsoft Windows, UNIX NFS and Oracle iFS, enhances collaboration by bringing together all of a company’s content, no matter where it resides, and making it available to users in Livelink.

For more information please see the press release at:

http://www.opentext.com/news/pr.html?id=1353

5.    Motorola Extends Use of Open Text’s Livelink

Open Text announced that Motorola, Inc. (NYSE: MOT) is expanding its use of Livelink as its central knowledge repository and platform for collaboration. Livelink helps Motorola improve collaboration and access to information, as well as reduce costs.

Motorola, which first adopted Livelink in 1997, plans new initiatives this year for Livelink, including consolidating file servers and moving more information into Livelink, where an already massive 3.5 terabytes of information is maintained. Motorola will also create an extranet with Livelink and extend the system to customers, vendors, and partners.

For more information please see the press release at:

http://www.opentext.com/news/pr.html?id=1366

6.    Upcoming Investor Events

Open Text announced it plans to participate in the following financial conferences. Note that event dates and times are subject to change after the release of this announcement. To confirm a date or learn about Web cast availability, visit the Company’s Web site closer to event date.

For upcoming investor events, please visit:

www.opentext.com/investor/investor_events/

CSFB Annual Technology Conference

September 4, 2003

New York, NY

AEA Classic

November 3-4, 2003

San Diego, CA

LiveLinkUp – Analyst Day

November 6, 2003

Orlando, FL

Annual General Meeting

December 11, 2003

Toronto, ON

Teleconference Call

Open Text invites the public to listen to the Company’s teleconference call concerning financial results for the fourth quarter of fiscal year 2003.

Date: Thursday, August 14, 2003

Time: 5:00 p.m. ET / 2:00 p.m. PT

Length: 45 minutes, approximately

Where: 416-640-1907

Please dial the above number approximately 10 minutes before the teleconference is scheduled to begin. The operator will take your name and connect your line with the meeting.

To listen to the call via Web cast, please use the following link:

www.newswire.ca/webcast/viewEventCNW.html?eventID=584760

Replay will be available beginning August 14, 2003 from 7:00 p.m. ET thru midnight on August 28, 2003.

For more information and playback instructions:

http://www.opentext.com/events/event.html?id=35038

Additional materials related to the announcement of these financial results may be obtained from the investor site within the Open Text corporate Web site.

For additional materials and financial results, please use the following link:

http://www.opentext.com/investor/quarterly_reports/index.html

About Livelink

Livelink is a leading software product in enterprise content management (ECM) for the global enterprise. Its richly-featured enterprise services are based upon a unique combination of integrated collaboration and knowledge management tools which include virtual team collaboration, business process automation, enterprise group scheduling and information retrieval services, all tightly integrated into a solution that is easily customized and extended. Livelink is essential to the effective management and development of communities of interest that span organizations and industries. For everything from the creation of complex e-community relationships to the automation of simple e-business processes, Livelink delivers true dynamic collaboration between individuals, organizations and large trading communities. Livelink servers are fully Web-based and open-architected to ensure rapid deployment and easy access to its full functionality through a standard Web browser. For more information, visit www.opentext.com/livelink/

About Open Text

Since 1991, Open Text Corporation has delivered innovative ECM software that brings people together to share knowledge, achieve excellence, deliver innovation, and enhance processes. Its legacy of innovation began with the successful deployment of the world’s first search engine technology for the Internet. Today, as the leading global supplier of collaboration and knowledge management software for the enterprise, Open Text supports fifteen million seats across 10,000 corporate deployments in 31 countries and 12 languages throughout the world. As a publicly traded company, Open Text manages and maximizes its resources and relationships to ensure the success of great minds working together. For more information, visit www.opentext.com

# # #

This news release may contain forward-looking statements relating to the success of any of the Company’s strategic initiatives, the Company’s growth and profitability prospects, the benefits of the Company’s products to be realized by customers, the Company’s position in the market and future opportunities therein, the deployment of Livelink and our other products by customers, and future performance of Open Text Corporation. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, among others, risks involved in the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Form 10-K for the year ended June 30, 2002, and Form 10-Q for the quarter ended March 31, 2003. You should not place undue reliance upon any such forward-looking statements, which are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright © 2003 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

(1)	Reported under U.S. Generally Accepted Accounting Principles (GAAP). All amounts are in US Dollars.

(2)	Adjusted net income is calculated as net income, excluding the amortization of acquired intangible assets, other income, gain (loss) on investments and income tax on equity gain. Adjusted net income does not have a standardized meaning prescribed by GAAP, and therefore it is unlikely to be comparable to similar measures presented by other companies. Adjusted net income is presented in an effort to measure Open Text’s profitability from recurring operations. The items excluded from the computation of adjusted net income, which are otherwise included in the determination of net income prepared in accordance with GAAP, are items that Open Text considers capable of potentially hindering a comparison of its period-to-period profitability.

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

Waterloo office

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

Boston office

+1-617-204-3359

arahm@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.com

[OpenText Logo]

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In US Dollars)

(in thousands, except share data)

	June 30, 2003	June 30, 2002
ASSETS
Current assets:
Cash and cash equivalents	$116,554	$109,895
Accounts receivable—net of allowance for doubtful accounts of $1,933 as of June 30, 2003 and $1,458 as of June 30, 2002	35,855	33,094
Income taxes recoverable	484	1,194
Prepaid and other assets	3,541	2,530
Deferred tax asset	7,688	—

Total current assets	164,122	146,713
Capital assets	10,011	8,401
Goodwill, net of accumulated amortization of $12,807 at June 30, 2003 and June 30, 2002	32,301	24,587
Deferred tax asset	8,674	—
Other assets	23,579	7,146

	$238,687	$186,847

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$31,596	$18,889
Deferred revenues	38,086	23,927

Total current liabilities	69,682	42,816

Long term liabilities:
Deferred revenues	1,696	—
Facility leases	4,912	—

	6,608	—
Shareholders’ equity:
Share capital
19,568,259 and 19,875,872 Common Shares issued and outstanding at June 30, 2003 and June 30, 2002 respectively	204,343	204,815
Accumulated other comprehensive income:
Cumulative translation adjustment	(119)	(780)
Accumulated deficit	(41,827)	(60,004)

Total shareholders’ equity	162,397	144,031

	$238,687	$186,847

[Open Text Logo]

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In US Dollars)

(in thousands, except per share data)

	Three months ended June 30,		Twelve months ended June 30,
	2003	2002	2003	2002
	(unaudited)
Revenues:
License	$24,122	$19,862	$75,991	$65,984
Customer support	18,356	12,339	63,091	48,707
Service	10,619	9,388	38,643	39,681

Total revenues	53,097	41,589	177,725	154,372

Cost of revenues:
License	1,682	1,637	6,550	5,341
Customer support	2,954	1,956	10,406	8,364
Service	7,953	6,809	28,241	27,411

Total cost of revenues	12,589	10,402	45,197	41,116

Gross profit	40,508	31,187	132,528	113,256

Operating expenses:
Research and development	8,700	6,011	29,324	24,071
Sales and marketing	15,541	13,698	54,532	51,084
General and administrative	3,131	3,125	13,509	12,498
Depreciation	1,268	1,322	5,009	5,587
Amortization of acquired intangible assets	1,189	1,538	3,236	6,506

Total operating expenses	29,829	25,694	105,610	99,746

Income from operations	10,679	5,493	26,918	13,510
Other income	797	1,486	2,788	1,613
Interest income	257	276	1,228	1,837

Income before income taxes	11,733	7,255	30,934	16,960
Provision for income taxes	2,348	—	3,177	289

Net income for the period	$9,385	$7,255	$27,757	$16,671

Adjusted net income for the period *	$9,777	$7,307	$28,205	$21,564
Adjusted fully diluted net income per share *	$0.47	$0.35	$1.36	$1.02

Basic earnings per share	$0.48	$0.36	$1.42	$0.83

Diluted earnings per share	$0.45	$0.34	$1.34	$0.78

Weighted average number of Common
Shares outstanding—basic	19,510	20,074	19,525	19,979

Weighted average number of Common
Shares outstanding—diluted	20,930	21,045	20,697	21,239

* Excluding the amortization of acquired intangible assets, other income, gain (loss) on investments, and income tax on equity gain.

[OpenText Logo]

OPEN TEXT COPORATION

CONSOLIDATED STATEMENT OF CASHFLOWS

(In thousands of US Dollars)

	Three months ended June 30,		Twelve months ended June 30,
	2003	2002	2003	2002
	(unaudited)
Cash flows from operating activities:
Net income for the period	$9,385	$7,255	$27,757	$16,671
Non-cash items:
Depreciation and amortization	2,457	2,860	8,245	12,093
Gain on sale of investments	(75)	(1,012)	(152)	(1,012)
Other	—	—	—	(919)
Changes in operating assets and liabilities net of assets acquired:
Accounts receivable	(5,004)	(1,966)	2,286	4,462
Prepaid and other assets	(1,032)	152	543	(192)
Accounts payable and deferred revenues	3,531	2,313	4,855	(111)
Income taxes recoverable	997	(634)	428	(949)
Income taxes payable	—	—	(177)	(1,934)
Other assets	117	—	117	—
Unrealized foreign exchange gain (loss)	(2,282)	(451)	(3,883)	389

Net cash provided by operating activities	8,094	8,517	40,019	28,498

Cash flows used in investing activities:
Acquisitions of capital assets	(944)	(292)	(3,615)	(2,248)
Purchase of Centrinity Inc, net of cash acquired	—	—	(11,369)	—
Purchase of patent	—	—	(1,246)	—
Purchase of Corechange Inc, net of cash acquired	—	—	(2,695)	—
Purchase of Eloquent Inc, net of cash acquired	—	—	(2,674)	—
Payment of acquisition accruals	(1,455)	—	(1,455)	(212)
Purchase of investments	—	—	—	(709)
Proceeds on sale of investment	138	2,702	287	2,702
Other	(259)	—	(1,173)	—

Net cash provided by (used in) investing activities	(2,520)	2,410	(23,940)	(467)

Cash flow from financing activities:
Payments of obligations under capital leases	—	—	—	(14)
Proceeds from issuance of Common Shares	2,405	96	7,252	7,503
Repurchase of Common Shares	—	(5,525)	(17,302)	(13,784)

Net cash provided by (used in) financing activities	2,405	(5,429)	(10,050)	(6,295)

Foreign exchange gain on cash held in foreign currency	477	390	630	633

Increase in cash and cash equivalents during the period	8,456	5,888	6,659	22,369
Cash and cash equivalents at beginning of period	108,098	104,007	109,895	87,526

Cash and cash equivalents at end of period	$116,554	$109,895	$116,554	$109,895

[OpenText logo]

OPEN TEXT CORPORATION

PROFORMA SUPPLEMENTAL INFORMATION

FOR THE THREE AND TWELVE MONTH PERIODS ENDED JUNE 30, 2003 AND 2002

	Three month period ended		Twelve month period ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Net income	$9,385	$7,255	$27,757	$16,671

Adjustments:
Amortization of acquired intangible assets	1,189	1,538	3,236	6,506
Other income	(797)	(1,486)	(2,788)	(1,613)

Total adjustments	392	52	448	4,893

Adjusted net income	$9,777	$7,307	$28,205	$21,564

Adjusted fully diluted net income per share	$0.47	$0.35	$1.36	$1.02

Shares used to compute earnings per share
Fully Diluted	20,930	21,045	20,697	21,239